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                                                                       Exhibit 7

                                POWER OF ATTORNEY

       The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for an with respect to the matters hereinafter described.

Name of Attorney;

                   Joan C. Amble                 Daniel Janki
                   Nancy F. Barton               Jonathan K. Sprole
                   Kathryn A. Cassidy            Barbara J. Gould
                   Iain MacKay                   Peter J. Munix
                   Leon E. Roday                 Robert L. Lewis
                   Ward Bobitz                   Wendy E. Ormond
                   Patricia Merrill              Amy Fisher
                   Michael A. Gaudino            Mark F. Mylon
                   Robert O. O'Reilly, Sr.       Nelson Gonzalez
                   Preston Abbott                Ricardo Silva
                   Barbara Lane                  Michael E. Prolle
                   Murry K. Stegolmann           Joseph E. Parsons
                   James Ungari                  Mark D. Kaplow
                   J. Gordon Smith               Stewart Koenigsberg
                   John L. Flannery              Kevin Korsch

              Each Attorney shall have the power and authority to do the following:

              To execute and deliver any Schedule 13D, Schedule 13G or Forms 3,4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on Behalf of the Corporation with regard to any securities owned by General Electric Capital Services, Inc., General Electric Capital Corporation or any of their subsidiaries.

              And, in connection with the foregoing, to execute and deliver all documents acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

              Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without acceptation and without affixation of the deal of the Corporation. The Power of Attorney conferred herby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

              Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2004.

              IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as the ___ day of March, 2002.

                                             General Electric Company

                  (Corporate Seal)

                                             By: /s/ Phillip D. Ameen
                                                 -------------------------------
                                                 Phillip D. Ameen, Vice Pesident


/s/ Robert E. Healing
----------------------------------------
Robert E. Healing, Attesting Secretary